EXHIBIT 10.1

                 PATENT AND TRADEMARK LICENSE AGREEMENT


     This Agreement is entered into as of October 24, 1998, between THREE
R ASSOCIATES, INC., a California corporation ("Licensor"), and BRITISH LION MEDICAL, INC., a California corporation ("Licensee").

                                RECITALS:

     WHEREAS, Licensor represents that upon the occurrence of certain conditions set forth in this Agreement it will be the sole owner of all right, title and interest in the inventions, processes and improvements described and claimed in United States Patent No. 5,424,066 entitled METHOD FOR INCREASING CD4+ CELL NUMBERS THROUGH THE USE OF MONOCLONAL ANTIBODIES DIRECTED AGAINST SELF-REACTIVE, CD4 SPECIFIC CYTOTOXIC T-CELLS issued June 13, 1995 and United States Patent No. 5,651,970 entitled METHOD FOR INHIBITING DISEASE ASSOCIATED WITH THE HUMAN IMMUNODEFICIENCY VIRUS THROUGH THE USE OF MONOCLONAL ANTIBODIES DIRECTED AGAINST ANTI-SELF CYTOTOXIC T-LYMPHOCYTES OR THEIR LYTICS, issued July 29, 1997 (the "Patents"), as well as corresponding foreign patent applications filed thereon, together with any continuations, divisional or continuation-in-part applications and all other applications relating in any way to the subject matter described in the Patents and any letters patent related thereto as well as any reissue and/or re-examined patents issuing thereon (the "Patent Rights"), together with (i) all know-how, intellectual

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property, technical expertise, inventions, information, improvements, computer programs, algorithms, data, discoveries, ideas, and concepts, whether or not patentable or copyrightable, including but not limited to medical, clinical, chemical, pharmaceutical, pharmacological, topological, toxicological or other scientific data (including without limitation preclinical and clinical data, notes, reports, models and samples), unique methods, processes, techniques, designs, formulae, configurations of any kind, computer graphics, apparatus, products, devices, software, specifications, drawings and all testing, assaying and analysis methodologies in any manner pertaining or relating to, resulting from or useful in connection with the Patents or Patent Rights (the "Know-How"),
(ii) all products that embody or make use of all or any part of the Patents or Patent Rights or Know-how (the "Products"), (iii) all documents and information in any form that have been originated by, are peculiarly within the knowledge of or are proprietary to the inventor, Allen D. Allen, in whole or in part, and are subject to protection under recognized legal principles as trade secrets or otherwise pertaining or relating to, resulting from or useful in connection with the design, manufacture, installation, sales, marketing, administration, use, repair or operation of products, processes or services pertaining or relating to, resulting from or useful in connection with the Patents or Patent Rights or Know-how or Products (the " Trade Secrets") (such Patents, Patent Rights, Know-how, Products and Trade Secrets are hereinafter collectively referred to as the "Technology"); that it will be the exclusive

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licensee of the trademark Cytolin (the "Trademark") with the right to sublicense the use of the Trademark; and that it will have the sole authority to enter into this Agreement and to grant the rights, licenses and privileges herein provided for; and

     WHEREAS, Licensee desires to obtain the irrevocable, exclusive and worldwide right, license and privilege to use the Technology and all improvements in the Technology which hereafter may be made or acquired by Licensor or Licensee, or with respect to which Licensor may obtain the right to grant licenses, and to obtain the exclusive right to use the Trademark.

                                AGREEMENT

     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties agree as follows:

     1.   LICENSE.

          (a) Subject to satisfaction of the conditions set forth in the following paragraph, Licensor grants to Licensee the irrevocable, exclusive and worldwide right, license and privilege to use the Technology and all improvements, applications and patents for any improvements thereto which hereafter may be acquired or made by Licensor, or with respect to which Licensor may obtain the right to grant licenses and to use the Trademark. Except as otherwise provided herein, this license shall be exclusive even against Licensor. Licensor further grants to

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Licensee the right to stamp, designate and advertise all products using the
Technology under such names, designs and/or appellations as Licensee may determine in its sole discretion, including the Trademark. This license is subject to the limitation that Licensee may not manufacture, use or sell products using the Technology in any country in which Licensee has not applied for patent protection.

          (b) Notwithstanding the preceding paragraph and any other term of this Agreement, this license will not be effective until the later to occur of: (i) Western Center for Clinical Studies, Inc. or an affiliate company has entered into a management contract with Licensee; and (ii) Licensee being merged (the "Merger") into a publicly held company or subsidiary thereof (the "Conditions").

     2. REPRESENTATIONS OF LICENSOR. Licensor covenants and represents as follows:

     (a) Upon satisfaction of the Conditions, it will be the sole owner of all right, title and interest in the Technology and the exclusive licensee of the Trademark with the right to sublicense the use of the Trademark.

     (b) It has at no time filed, or caused to be filed, applications for patents, or obtained in its name or caused to be obtained in the name of others, any patents in the United States

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or elsewhere in respect of the Technology or any technology similar thereto.

     (c) It has no knowledge that, upon satisfaction of the Conditions, there will be any other person, firm or corporation having any right, title or interest in the Technology or the Trademark (except for the Trademark owner).

     (d)  Licensor knows of no prior art not disclosed in the Patents.

     (e) Upon satisfaction of the Conditions, there will be no outstanding options, licenses or agreements of any kind relating to the Technology, or to the manufacture, use or sale of products using the Technology, or to the Trademark (except for the Trademark license between Licensor and the Trademark owner).

     (f) Upon satisfaction of the Conditions, it will have the full power to grant the rights, licenses and privileges herein given.

     3.   DISCLOSURE AND FURTHER AGREEMENTS.

     (a) Following the effectiveness of this Agreement, Licensor shall furnish to Licensee at its request, or to its nominees and patent attorneys, all information and documents regarding the Technology, including a description of the processes which the

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Technology incorporates, in order to enable Licensee to operate hereunder.

     (b) Licensee agrees to assume responsibility for prosecution of any subsequent patent applications and shall pay all the costs thereof, including but not limited to, attorneys', engineering and drafting fees and all other costs that accrue after the date of this Agreement.

     (c) Licensor grants to Licensee the right to file for patent protection for the Technology and trademark protection for the Trademark, in the name of Licensor, in all countries of the world, at Licensee's sole cost and expense.

     (d) Licensor shall deliver to Licensee, immediately upon effectiveness of this Agreement, all research and development reports and studies that have been completed or compiled as of the date hereof, and all other data relating to the Technology, and shall execute all papers, documents and instruments necessary to enable Licensee to cause to be prepared, filed and prosecuted, at Licensee's expense, applications for letters patent and trademark protection within such countries of the world as Licensee shall, in its sole discretion, determine is advisable.

     (e) Licensee shall mark all products using the Patents manufactured and distributed under this Agreement with patent numbers in accordance with statutory requirements and, pending

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the issue of any patents, shall stamp such products "Patent Applied For".

     (f) All improvements to the Technology, whether or not patented, shall be the exclusive property of Licensor, subject to the license hereby granted. For purposes of this Agreement, "improvement" shall include any method, process, technology, device, finding, discovery, invention, addition, modification, formulation or product within the scope of the Technology that improves, modifies or changes the performance, reliability, effectiveness, ease of use, marketability, and/or maintenance of the Technology and its components.

     (g) Licensor shall, upon demand, execute and deliver to Licensee such documents as may be reasonably required by Licensee for filing in the appropriate patent offices to evidence the granting of the exclusive license hereby given. Licensor and Licensee shall each provide copies to the other of all correspondence and filings with the United States Patent Office and the patent authorities of all other countries in which Licensee files for patent protection.

     4. LICENSE FEE. As full and complete consideration for the license granted hereunder, Licensee:

          (a) shall issue to Licensor simultaneously with the satisfaction of the Conditions 3,075,000 shares of common stock of

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Licensee, which shall be fully paid and nonassessable upon the issuance thereof (the "Stock"); and

          (b) hereby assumes and agrees to pay the obligation of Licensor to pay Allen D. Allen ("Allen") an amount at the rate of $90,000 a year commencing on the date Licensee is merged into a publicly held company, with such consideration being increased 5% on August 1 of each succeeding year until the effective date of the termination of the letter consulting agreement entered into as of August 1, 1998 between Licensor and Allen, and with such consideration being paid on the first day of each month and partial years being paid on a pro rata basis.

     5.   RESTRICTED STOCK AND TRANSFER RESTRICTIONS.

          (a) Licensor understands that the Stock will be restricted securities within the meaning of Rule 144 of the General Rules and Regulations under the Securities Act of 1933 as amended (the "Act"), and applicable state statutes. Licensor further understands that (i) an appropriate restrictive legend (or legends) will be placed on the certificates representing the Stock and that (ii) the stock transfer records of Licensee will be noted to reflect such restrictions. Because the Stock is "restricted" as defined under Rule 144, Licensor understands that the Stock must be held for a minimum of one year following its transfer to it. Thereafter, the Stock may be sold, and Licensor agrees it will be sold, only in the amounts and the manner specified in Rule 144 unless first registered under the Act and

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any applicable state securities laws or unless the availability of an exemption from such registration requirement is established to the satisfaction of Licensee.

          (b) Licensor agrees not to offer, sell or contract to sell or otherwise dispose of, directly or indirectly, or announce an offering of, any of the Stock, including any hereafter acquired shares of Licensee common stock (nor any securities convertible into, or exchangeable for, shares of the Licensee's common stock) for a period of two years following the date of this Agreement.

     6. BOOKS AND RECORDS. Licensee shall keep accurate books and records which shall contain all information necessary to enable Licensor to audit Licensee's compliance with this Agreement. Licensee shall make these records available for copying, inspection and auditing, at Licensee's expense, by any representative designated by Licensor, during normal business hours at Licensee's principal office, upon seven days' prior written notice, no more frequently than annually.

     7. ASSIGNMENT. This Agreement may not be assigned by Licensee without the prior written consent of Licensor; provided, however, that Licensee may assign this license and its rights under this Agreement to any entity which shall succeed to substantially all of its business and property and which shall

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assume all of its obligations hereunder, and that the Merger shall not be deemed an assignment.

     8.   SUBLICENSES.

     (a) Licensee may sublicense the Technology and the Trademark with the prior consent of Licensor. If Licensor does not object to a sublicense agreement presented to it by Licensee for its approval within sixty days after delivery thereof to Licensor, Licensor shall be deemed to have consented to the sublicense.

     (b) Within ten days following the execution of any such sublicense agreement, Licensee will furnish to Licensor a signed copy of such agreement.

     (c) Licensor acknowledges that Licensee intends to contract with one or more manufacturers to produce products using the Technology, and agrees that such action shall not be deemed to be a "sublicense" requiring the prior consent of Licensor. Licensee shall require all such manufacturers to execute an agreement pursuant to which they covenant not to disclose any proprietary information relating to the Technology.

     9.   IMPROVEMENTS.

     (a) Licensee shall have the right to improve the Technology through its own research and development, provided that all

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improvements resulting therefrom shall be subject to this Agreement.

     (b) If, during the continuance of this license, Licensor makes any further improvements in the Technology or in the mode of using the Technology, or becomes the owner of any such improvements, either through patents or otherwise, then Licensor shall communicate any such improvements to Licensee and give Licensee full information regarding the mode of using them, and Licensee shall be entitled to use the same with all rights which are hereby granted to Licensee in respect of the Technology without paying additional consideration therefor. In its discretion, Licensee may apply for and prosecute patents on such improvements in the name of Licensor or require Licensor to apply for and prosecute such patents on improvements at Licensee's cost.

     10.  INFRINGEMENT.

     (a) If Licensor or Licensee becomes aware of any infringement of any patent issued with respect to the Technology or of the Trademark, such party shall immediately notify the other party, in writing, of the details of such infringement. If any such infringement is within the United States, Licensee shall, at its expense, prosecute any action necessary to protect the rights of each of the parties to this Agreement. If Licensee does not prosecute such action, this license shall terminate unless this requirement is waived by Licensor in writing. If

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such infringement is in a foreign country, and such infringement is
"substantial," Licensee shall, at its expense, prosecute any action necessary to protect the rights of each of the parties to this Agreement. If Licensee does not prosecute such action, Licensee's exclusive license to manufacture, use, sell and sublicense in such country shall terminate. For purposes of this paragraph, an infringement within a foreign country will be deemed to be "substantial" if Licensee, or its sublicensee, experiences more than a 25% reduction in sales in such country after introduction in the market in such country of the infringing product. Licensee shall be responsible for all costs, expenses and judgments associated with such prosecutions, and shall be solely entitled to any monetary award or judgment resulting therefrom.

     (b) Should any action be commenced against Licensor or Licensee, by the filing of a complaint or otherwise, which alleges that the Technology, or any of its improvements included within the scope of the license granted hereunder, or the Trademark infringes the claims of any letters patent or proprietary information or trademark of a third party, Licensee shall defend such action at its cost and expense, and Licensor shall cooperate fully with such defense.

     (c) If Licensor is compelled in any suit which Licensee may institute or defend to join Licensee as a party plaintiff or party defendant, then Licensor shall not be chargeable for any

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costs or expenses, except its attorneys' fees should it elect separate representation, except as otherwise specifically provided herein. In connection with such suit, Licensor shall execute all documents necessary or desirable, and Licensor shall testify in any suit when requested to do so by Licensee.

     11.  PRODUCT LIABILITY INDEMNIFICATION.

          Licensee shall indemnify and hold harmless Licensor from and against all product liability claims by persons purchasing products using the Technology from Licensee. Licensee shall require any sublicensee to agree to indemnify and hold harmless Licensor from and against all product liability claims by persons purchasing such products from such sublicensee and/or its agents or distributors.

     12   TERM AND TERMINATION.

          (a) This Agreement shall terminate (i) with respect to the Patents or any other patent covered by this Agreement, upon the expiration of such Patents or patents; (ii) with respect to the Know-how and Trade Secrets, and any improvements thereto, and the Trademark, upon termination of this Agreement as provided in the following subsection, it being the intent of the parties that, absent such termination, the license with respect to such Know-how, Trade Secrets, improvements and Trademark, will be in perpetuity.

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          (b)  Licensor may terminate this Agreement for a breach of this
Agreement by delivering written notice to Licensee setting forth that Licensee is in breach of this Agreement and specific statements of such breach or breaches (the "Written Notice"). This Agreement will terminate
(i) 30 days after receipt of the Written Notice if breaches capable of being corrected within such 30 days have not been corrected, or (ii) for breaches not capable of being corrected within 30 days of receipt of the Written Notice, if commencement of correction of such breaches is not made within such 30 days and prosecuted reasonably diligently thereafter.

          (c) Upon termination of this Agreement, Licensee shall transfer to Licensor all rights which it may have, if any, to the Technology and all improvements thereto and the Trademark, together with all of its trade names and trademarks in respect thereof, and all rights to any sublicenses which may have been granted pursuant to the terms hereof.

     13. NO PARTNERSHIP JOINT VENTURE OR AGENCY. Nothing in this Agreement shall be deemed or construed to constitute or create between the parties hereto a partnership, joint venture or agency.

     14.  BINDING ARBITRATION.

     (a) All disputes arising out of or relating to this Agreement or the relationship of the parties, including the

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termination thereof and all tort and contract actions, shall be resolved by binding arbitration in the City of Los Angeles, State of California, under the Commercial Arbitration Rules of the American Arbitration Association (the "Rules"), subject to the following limitations.

     (b) The arbitration panel shall consist of three members, all of whom shall be attorneys with experience in resolving contractual disputes and who shall be neutral parties. The arbitrators shall be empowered to award actual compensatory money damages and punitive damages, and shall be empowered to award specific performance, injunctive relief or other equitable relief. The award of the arbitrators shall be in writing and shall specify the factual and legal bases for the award. Each party shall be responsible for its own legal fees; however, the fees and expenses of the arbitrators shall be paid by the party which does not substantially prevail.

     (c) The arbitrators will decide if any inconsistency exists between the Rules, as applicable, and the arbitration provisions contained in this Agreement. If any such inconsistency exists, the arbitration provisions contained herein will control and supersede the Rules. In rendering the award, the arbitrator shall determine the rights and obligations of the parties strictly in accordance with the terms of this Agreement and upon no other basis, interpreting such Agreement by applying the substantive laws of the State of California. The failure of the

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arbitrators to abide by this requirement shall be grounds for vacating of the arbitration award.

     (d) All arbitration proceedings, including testimony or evidence at hearings, will be kept confidential, although any award or order rendered by the arbitrator or director of arbitration pursuant to the terms of this Agreement may be entered as a judgment or order.

     (e) Any arbitration proceeding must be instituted within two years after the date the incident giving rise thereto occurred, whether or not any damage was sustained or capable of ascertainment or either party knew of such incident. Failure to institute arbitration proceedings within such period will constitute an absolute bar and waiver to the institution of any proceedings with respect to such dispute. No arbitration hereunder will include, by consolidation, joinder or otherwise, any third party, unless such third party agrees to arbitrate pursuant to the arbitration provisions contained herein and the Rules, as applicable.

     (f) The parties further agree that neither shall commence any litigation against the other arising out of this Agreement with respect to any arbitration proceeding or award, except in a court located in the State of California. Each party consents to jurisdiction over it by, and exclusive venue in, such a court by a judge without a jury. If either party brings any action for

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judicial relief with respect to any dispute.which is required to be arbitrated hereunder, the party bringing such action will be liable for and shall immediately pay all of the other party's costs and expenses (including reasonable attorneys' fees) incurred to stay or dismiss such action and remove or refer such dispute to arbitration. If either party brings or appeals an action to vacate or modify an arbitration award and such party does not prevail, such party will pay all costs and expenses, including attorneys' fees, incurred by the other party in defending such action.

     (g) Any award rendered will be final and binding upon the parties. Any judgment on the award may be entered in and enforced by any court having jurisdiction.

     15. NOTICE. Any notice, payment or statement required by this Agreement shall be sent in writing and addressed as follows or to such other address as either party may designate by delivery of written notice to the other party as provided in this paragraph.

          To Licensor:

          Three R Associates, Inc.
          Warner Center Plaza,
          21550 Oxnard Street,
          Woodland Hills, California, 91367


          To Licensee:

          British Lion Medical, Inc.
          Warner Center Plaza,

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          21550 Oxnard Street,
          Woodland Hills, California, 91367

Any written notice or communication shall be personally delivered, telecopied, telexed, faxed or marked certified mail, return receipt requested, to the other party. Delivery or service of any written notice or communication shall be deemed completed (a) if personally delivered, upon such delivery, (b) if telecopied, telexed or faxed, upon acknowledgment thereof, or (c) if mailed, upon 72 hours after deposit in the mail.

     16.  CONSTRUCTION.

     (a) Any waiver by Licensor or Licensee of any rights arising from any breach of any term of this Agreement shall not be construed as a continuing waiver of other breaches of the same or other terms of this Agreement by Licensee or Licensor, respectively.

     (b) This Agreement constitutes the entire Agreement between the parties and replaces any prior agreements between them. No alteration of, or amendment to, this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

     (c) Neither party shall be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by such party. No delay or omission on the part of either party in exercising any right shall operate as a waiver of such

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right or any other right.  No prior waiver by a party, nor any course of dealing between the parties, shall constitute a waiver of any of such party's rights or of any of the other party's obligations as to any future transactions. Whenever the consent of a party is required under this Agreement, the granting of such consent by such party in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of such party.

     (d) This Agreement shall be binding upon and inure to the benefit of the legal representatives and assigns of Licensor and to the successors and, subject to the terms of Section 6 hereof, assigns of Licensee.

     (e) If any provision of this Agreement is held invalid or unenforceable to any extent, the remainder of this Agreement, other than those provisions as to which it shall have been held invalid or unenforceable, shall not be affected thereby and shall continue valid and enforceable to the fullest extent permitted by law.

     (f) This Agreement shall be construed and interpreted in accordance with the laws of the State of California without regard to the choice of law provisions thereof.

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     (g)  Any provision of this Agreement which imposes an obligation after termination or expiration of this Agreement shall survive the termination or expiration of this Agreement and be binding on the parties hereto.

     IN WITNESS WHEREOF, the parties have executed this Agreement.

                                   Licensor:

                                   THREE R ASSOCIATES, INC.


                                   By: /s/ ROY AZARNOFF
                                      ------------------------------
                                                      Vice President


                                   Licensee:

                                   BRITISH LION MEDICAL, INC.



                                   By: /s/ LOIS REZLER
                                      ------------------------------
                                                           President









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